EXHIBIT 99.1

Harris Corporation Provides Fiscal Year 2006 Guidance of
$3.25 to $3.35 EPS in Advance of Its Annual Analyst Meeting

MELBOURNE, Florida, March 9, 2005 - Harris Corporation (NYSE: HRS) today provided initial guidance for its fiscal year ending June 30, 2006, of $3.25 to $3.35 per diluted share. This guidance is on a pre-stock-split basis. On February 25, 2005, Harris announced a planned two-for-one stock split of the company’s common stock. Shareholders of record as of the close of business on March 14, 2005, will receive one additional share of Harris common stock for each share of Harris common stock held on that date.

“In fiscal year 2006, we expect to achieve revenue growth for the company in a range of 8-10 percent higher than fiscal year 2005,” said Howard L. Lance, chairman, president and chief executive officer of Harris. “While pressure remains on federal budgets, we believe our Government Communications Systems segment will continue to outperform the market as investments in secure communications, networks, intelligence gathering, and information processing remain high priorities. In our RF Communications segment, the stellar reputation of the Falcon® II tactical radio and a robust order pipeline are expected to fuel strong growth. Revenue and profitability improvements are expected to continue in our Broadcast and Microwave businesses, which are benefiting from cost reduction actions, some recovery in international markets, and new product launches.”

Lance’s comments were made in advance of the company’s annual analyst meeting being held in Melbourne on March 10 and 11, 2005. Presentations by Lance and Bryan R. Roub, chief financial officer, will be available via webcast and a listen-only conference call on March 10 beginning at 1:00 p.m. (ET). The webcast will be broadcast live via the Internet at http://www.harris.com/webcast. The dial-in number for the conference call is 719-457-2649, access code 3479191. A replay of the conference call is available at 719-457-0820, access code 3479191, from 5 p.m. March 10 (ET) through midnight (ET) on Thursday, March 17. A replay of the webcast will be available on the company’s website.

Harris Corporation is an international communications technology company focused on providing assured communications™ products, systems and services for government and commercial customers. The company’s operating divisions serve markets for government communications, tactical radio, broadcast, and microwave systems. Harris provides systems and service to customers in more than 150 countries. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statement
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings per share guidance, expectations for growth in fiscal 2006 in the RF Communications segment and the two commercial segments, and expected contributions from new products. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Media inquiries: Tom Hausman at 321-727-9131, or tom.hausman@harris.com
Investor relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com